                                                               Exhibit (a)(1)(F)


PUMATECH, INC.                                2550 North First Street, Suite 500
                                                     San Jose, California  95131
                                                               Tel. 408.321.7650
                                                                www.pumatech.com


                                                                 _________, 2001

Dear Employee or Director:

     On behalf of Pumatech, Inc. (the "Company"), I am writing to provide you with the results of the Company's recent offer to exchange (the "Offer") certain outstanding options (the "Old Options") granted to you under the Pumatech, Inc. 1993 Stock Option Plan, Pumatech, Inc. 1998 Stock Option Plan, as amended and Pumatech, Inc. 2000 Stock Option Plan (collectively, the "Plans"), for new options that the Company will grant under the Plans (the "New Options"). The Offer was consummated pursuant to the terms and conditions in the Company's Offer to Exchange dated September 24, 2001 (the "Offer of Exchange") and the related Letter of Transmittal.

     The Offer expired at 12:00 midnight, California Time, on October 22, 2001. Promptly following the expiration of the Offer and pursuant to the terms and conditions of the Offer, the Company accepted for exchange and canceled on October 22, 2001 tendered Old Options exercisable for a total of ________ shares of our common stock.

     The Company has accepted for exchange and canceled the Old Options tendered by you exercisable for the number of shares of our common stock (the "Option Shares") set forth on Attachment A to this letter. In accordance with the terms and subject to the conditions of the Offer, you have the right to receive New Options under the Plan under which the Old Options were granted. The New Options will be exercisable for the number of Option Shares set forth on Attachment A, as adjusted for any stock splits, stock dividends and similar events that occur before the date when the Company grants such New Options. Also in accordance with the terms of the Offer, the terms and conditions of the New Options will be substantially as set forth in the Offer under the description of the 2000 Plan, unless you are not eligible to receive options under that plan, in which case they will be substantially as set forth in the Offer under the description 1993 Plan. In either case, the share exercise price under the New Options will equal the fair market value of our common stock as of the day when the Company grants the New Options.

     In accordance with the terms and subject to the conditions of the Offer, the Company will grant the New Options on or about the first business day that is at least six months and two days following the date when the tendered options were accepted for exchange and canceled and terminated. We expect the new option grant to be on or about April 24, 2002. At that time, option grant documents for the New Options will be sent to you for your signature.

     In accordance with the terms of the Offer, you must be an employee, officer or director of the Company or one of its subsidiaries from the date when you tendered your Old Options through the date when the Company grants the New Options in order to receive your New Options. If, for any reason, you do not remain an employee, officer or director, then you will not receive New Options or any other consideration for the Old Options tendered by you and canceled by the Company. Participation in the Offer does not confer upon you the right to remain in the employment or other service of the Company or any of its subsidiaries.

     If you have any questions about your rights in connection with the grant of New Options, contact your Human Resources Department representative. You can find a list of representatives, together with their contact information, at the back of this letter.

                                   Sincerely,

                   Human Resources Department Representatives

                              Nashua, New Hampshire
                              ---------------------

                                Mitzi Burkinshaw
                        Phone: (603) 888-0666, Ext. 1069
                               Fax: (603) 888-9817
                            mburkinshaw@pumatech.com
                            ------------------------

                              San Jose, California
                              --------------------

                                  Sylina Lopez
                              Phone: (408) 321-3825
                               Fax: (408) 321-3886
                               Slopez@pumatech.com
                               -------------------

                              Los Gatos, California
                              ---------------------

                                  Heather Busby
                              Phone: (408) 399-8523
                               Fax: (408) 395-9642
                               hbusby@pumatech.com
                               -------------------

                             Santa Cruz, California
                             ----------------------

                                  Heather Busby
                              Phone: (408) 399-8523
                               Fax: (408) 395-9642
                               hbusby@pumatech.com
                               -------------------

                                 London, England
                                 ---------------

                                  Sylina Lopez
                              Phone: (408) 321-3825
                               Fax: (408) 321-3886
                               Slopez@pumatech.com
                               -------------------

                                  Tokyo, Japan
                                  ------------

                                  Sylina Lopez
                              Phone: (408) 321-3825
                               Fax: (408) 321-3886
                               Slopez@pumatech.com
                               -------------------

                                  ATTACHMENT A

                             [NAME OF OPTION HOLDER]

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                                           Total Number of Option
Grant Date of Old   Exercise Price of Old  Shares Subject to Old
 Options Accepted   Options Accepted for     Options Accepted for
  for Exchange      Exchange                    Exchange           Name of Plan
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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===============================================================================

     Subject to the terms and conditions of the Offer, the number of Option Shares subject to New Options to be granted to you will be _______________.